                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Metropolitan Financial Corp. on Amendment No. 1 to Form S-2 of our report dated March 9, 2001, except for Note 22, as to which the date is March 26, 2001, on Metropolitan Financial Corp.'s consolidated financial statements appearing in the Annual Report on Form 10-K of Metropolitan Financial Corp. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





                                         Crowe, Chizek and Company LLP




Cleveland, Ohio
October 25, 2001